INVESTMENT LETTER

                           SELIGMAN INCOME FUND, INC.


Seligman Income Fund, Inc. (the "Fund"), an open-end diversified management investment company, and the undersigned ("Purchaser"), intending to be legally bound, hereby agree as follows:

1. The Fund hereby sells to purchaser and Purchaser purchases 1 Class D share (the "Share") of Capital Stock (par value $1.00) of the Fund at a price equivalent to the net asset value of one share of the Fund as of the close of business on April 30, 1993. The Fund hereby acknowledges receipt from Purchaser of funds in such amount in full payment for the Share.

2. Purchaser represents and warrants to the Fund that the Share is being acquired for investment and not with a view to distribution therof, and that Purchaser has no present intention to redeem or dispose of the Share.

IN WITNESS WHEREOF, the parties have executed this agreement as of the --- day of ------------, 1993 ("Purchase Date").

                                       SELIGMAN INCOME FUND, INC.



                                       By:
                                          -------------------------------------
                                       Name:
                                       Title:

                                       J. & W. SELIGMAN & CO. INCORPORATED



                                      SELIGMAN INCOME FUND, INC.



                                       By:
                                          -------------------------------------
                                       Name:
                                       Title: